EXHIBIT 99.1

TPT Global Tech Set to Broadcast First MASL Professional Indoor Soccer Game on Its VuMe Live Super App

Topic:  Partnerships

Friday, 21 March 2025 01:15 PM

First Game: Empire Strykers vs. San Diego Sockers - Sunday, March 23 at 7 PM EST

SAN DIEGO, CA and ONTARIO, CA /ACCESS Newswire / March 21, 2025 / TPT Global Tech (OTC Pink:TPTW) and its subsidiary VüMe LLC (www.vumesuperapp.com) are proud to announce the live broadcast of the final home game of the season for the Empire Strykers on the VüMe Live Super App, currently in beta. The Empire Strykers face off against rival San Diego Sockers on Sunday, March 23 at 7 PM EST at Toyota Arena.

This game marks the kickoff of a one-year partnership between TPT Global Tech and the Major Arena Soccer League (MASL) to stream over 150 professional indoor soccer games across the U.S. and Mexico on VuMe Live. The app delivers full HD streaming and is available now in the Apple Store and Google Play Store.

https://www.youtube.com/watch?v=bZq6AA30ZhM

With teams like the San Diego Sockers, Empire Strykers, Baltimore Blast, and Chihuahua Savage, MASL represents the highest level of professional indoor soccer in North America. This new partnership brings MASL games to a global audience through VuMe's interactive streaming platform-featuring live chat, real-time engagement, and monetization tools for teams and sponsors.

"This partnership with VuMe allows us to take MASL global through an exciting, new digital platform," said Jeff Burum, President of MASL.

"We're redefining how fans experience live sports," added Stephen Thomas, CEO of TPT Global Tech. "VuMe is more than just a streaming service-it's a next-gen fan engagement platform."

Catch the action live March 23 at 7 PM EST by downloading the VuMe Super App today. For more info, visit https://www.theempirestrykers.com, https://www.maslsoccer.com, www.VüMesuperapp.com.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.